Exhibit 99.3

Wesco Aircraft Launches Wesco 2020 – Building the Future
-- Wesco 2020 Expected to Deliver Significant Operational and Financial Benefits --

VALENCIA, Calif., May 3, 2018 – Wesco Aircraft Holdings, Inc. (NYSE: WAIR), one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry, today announced the launch of Wesco 2020 – Building the Future, focused on service excellence, inventory management and profitable growth.
As previously announced, the company initiated a comprehensive business assessment to determine the steps necessary to improve its operational and financial performance. The assessment process confirmed that opportunities exist for a significant uplift in profitability through footprint alignment, organizational refinement and broader productivity gains, as well as a need to invest in upgrading critical capabilities to serve customers and manage inventory better.
The assessment led to the development of Wesco 2020, with the following key initiatives:

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Align the company’s footprint with its customer and supplier base to enhance service, improve operating efficiency and reduce costs. The company plans to establish full-service distribution centers with multiple commodities that better serve customers.

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Refine the organizational structure to drive greater accountability, enhance capabilities, reduce management layers, eliminate duplication and lower costs. The company’s new organizational structure further empowers business segments and establishes centers of excellence to leverage best practices and lead continuous improvement efforts.

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Invest strategically in people and capabilities, including automation and business tools to drive more effective inventory management and greater efficiency. The company plans to enhance warehouse management systems, implement technology to automate administrative tasks and improve ecommerce and customer portals.

Todd Renehan, chief executive officer, said, “We have made considerable progress improving our business, achieving better operating and financial results in the first half of fiscal 2018. While this progress is encouraging, we still have gaps in our execution. Wesco 2020 is expected to accelerate these improvements, leading to a step-change in operational performance and financial results.”

Renehan continued, “It’s clear that in today’s market, customers demand a broad service offering with flawless execution; as the market evolves, we must provide best-in-class service to meet their needs. The significant benefits expected through Wesco 2020 will allow us to invest in our capabilities to continue supporting our customers and deliver long-term value to shareholders. At the same time, we will remain vigilant in controlling the pace of implementation, balancing the sense of urgency necessary to achieve improvement with the need to continue providing our customers with outstanding service.”
Wesco 2020 is expected to deliver annualized pre-tax benefits of at least $30 million; benefits realization is expected to start in the first quarter of fiscal 2019, with the run-rate improving steadily as the year progresses. The company expects to incur non-recurring costs associated with Wesco 2020 approximately equal to the run-rate benefit over the implementation period.
Additional information is provided with the company’s fiscal 2018 second quarter financial results, which are discussed in a separate press release issued today.
About Wesco Aircraft
Wesco Aircraft is one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery, chemical management services, third-party logistics or fourth-party logistics and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including C-class hardware, chemical and electrical and comprised of more than 565,000 active SKUs.
To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.
Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft Holdings, Inc. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “achieve,” “believe,” “continue,” “deliver,” “drive,” “enhance,” “expect,” “future,” “grow,” “improve,” “initiative,” “opportunity,” “plan,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, the reader should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers, or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations, including exposure to foreign currency movements; risks associated with assumptions the company makes in connection with its critical accounting estimates (including goodwill, excess and obsolete inventory and valuation allowance of the company’s deferred tax assets) and legal proceedings; changes in U.S. tax law; changes in trade policies; the company’s dependence on third-party package delivery companies; fuel price risks; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; risks related to the company’s indebtedness; and other risks and uncertainties.
The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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Contact Information:

Jeff Misakian
Vice President, Investor Relations
661-362-6847
Jeff.Misakian@wescoair.com

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